Exhibit n.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-191307 on Form N-2 of our reports dated March 15, 2016 (July 21, 2016 as to the effects of the retrospective adoption of ASU 2015-03 as of December 31, 2015 described in Note 9 to the 2015 consolidated financial statements), relating to the consolidated financial statements and effectiveness of internal control over financial reporting of GSV Capital Corp. appearing in the Prospectus, which is part of such Registration Statement and to the references to us under the headings “Selected Financial and Other Data”, “Independent Registered Public Accounting Firm”, and “Change in Independent Registered Public Accounting Firm” in such Prospectus.

We also consent to use in this Registration Statement No. 333-191307 on Form N-2 of our report dated July 21, 2016, relating to the financial information set forth under the heading “Senior Securities” in such Prospectus and to the reference to us under the heading “Senior Securities” in such Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

July 21, 2016